Form C

Cover Page

Name of issuer:

Billion Vegans Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 12/19/2016

Physical address of issuer:

113 N San Vincente Blvd
Beverly Hills CA 90211

Website of issuer:

http://www.billionvegans.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/13/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	($2,700.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Billion Vegans Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Alon Hochberg	CEO	Billion Vegans	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alon Hochberg	CEO	2016
Amir Lavi	Vice President	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Alon Hochberg	1000000.0 Common stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We face competition from larger retailers (e.g. Amazon) which might require changes in our business model and could cause us to suffer losses.

New marketplaces would probably pop up soon and compete with us, some of which might have a solid financial and operational support, and it could have an adverse effect on our business model, revenues and profits.

The vegan/plant-based trend could cease growing or even diminish because of scientific research findings of negative impact on health. It would require a radical change in the marketplace and could cause us to suffer losses.

Changes in the advertising arena (mainly facebook and google) could cause an increase in the advertising costs, resulting in a higher customer acquisition cost and a drop in profitability.

The preferred stock that investors in the SAFE will receive (if converted) has not yet been authorized by the Company.

Alon Hochberg, the Company's founder and CEO owns 100% of the Company's authorized stock. Alon Hochberg is also currently the Company's sole member of its Board of Directors, and therefore has significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors' ability to influence Company matters.

The Company is early stage and has only just begun generating revenues. Predictions about future revenues and growth cannot be guaranteed.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 70% -- marketing, mostly PPC (pay per click) and social media

25% -- operations, mostly hiring and paying staff

5% -- Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 50% -- marketing, mostly PPC (pay per click) and social media

45% -- operations, mostly hiring and paying staff (especially management and customer service)

5% -- Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $4,000,000 and a discount rate of 70%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	1,200,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common stock has voting rights. Preferred stock does not have voting rights but does have liquidation preferences. Investors in the SAFE, if converted, will receive preferred stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2018	Section 4(a)(2)	SAFE	$300,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Billion Vegans is a one-stop-shop online marketplace for vegan-only products ranging from food, fashion and cosmetics to home and pet supplies. All sellers and products are thoroughly checked and vegan-certified because we care about animal welfare, our customers' health, and environmental impact. We want to make vegan shopping convenient, affordable, and fun. Founded by an experienced team of serial entrepreneurs who also happen to be vegan, we believe that doing good is good business.

The vegan community is growing, but the consumer experience is lagging, resulting in a huge underserved market, ripe for change. Supported by the growing awareness of cruelty-free, healthy and sustainable products, Billion Vegans has the potential to become an e-commerce leader. Being at the intersection between e-commerce and the vegan community, we aim to be the largest marketplace for vegans in the US and the global market, becoming the 'Amazon for vegans'.

Milestones

Billion Vegans Inc. was incorporated in the State of Delaware in December 2016.

Milestones:

- A rare business opportunity - an untapped market of 20 million vegans in the US, growing by 500% since 2014.

- An experienced team - an extensive track record of turning ideas into successful businesses.

- Strong execution - onboarded 4,500 products and 200 sellers within 8 months.

- Already demonstrated product-market fit - 1.5% customer conversion rate and 17% retention rate.

- Vegan core values - we donate 10% of all profits to vegan organizations.

- Billion Vegans Inc. have a fully-owned subsidiary in Israel - Billion Vegans Ltd.

Historical Results of Operations

Our company was organized in December 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $0, including $0 in cash. As of December 31, 2016, the Company had $0 in total assets, including $0 in cash.
- *Net Income.* The Company has had net income of $0 and net losses of $2,700 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $300,000 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Billion Vegans Inc. cash in hand is $75,000, as of August 2018. Over the last three months, revenues have averaged $2,500/month, cost of goods sold has averaged $2,000/month, and operational expenses have averaged $15,000/month, for an average burn rate of $14,500 per month. While we cannot guarantee it, our intent is to be profitable in 30 months, based on the financial modeling we've done.

Although it's been incorporated since 2016, the company effectively began operations in 2018. In 2018 we've incurred expenses as the business has started and begun generating revenue. We expect revenues and expenses to continue to grow as we invest in marketing and expand our offerings. We plan to spend between 50 - 70% of the funds we raise on marketing, which will constitute the bulk of our expense increase. From the tests we've run, we've seen a 2.5x return on ad spend to revenues, so depending on how much we're able to spend on marketing, we expect our revenues to grow comparably.

In lieu of a successful fundraise we plan to raise further funds from the founders and current investors. The total amount we are hoping to raise in this round is $1.5mil.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://billionvegans.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Alon Hochberg
- Alon Hochberg
- Amir Lavi

Appendix E: Supporting Documents

Startups Funds Discuss FAQ Search

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INVEST IN BILLION VEGANS

maximum target met

$0

raised of $0 maximum target from 0 investors

The Largest Online Marketplace for Vegans

Billion Vegans is a one-stop-shop online marketplace for vegan-only products ranging from food, fashion and cosmetics to home and pet supplies. All sellers and products are thoroughly checked and vegan-certified because we care about animal welfare, our customers' health, and environmental impact. We want to make vegan shopping convenient, affordable, and fun. Founded by a team of serial Hi-Tech entrepreneurs who also happen to be vegan, we believe that doing good is good business.



Alon Hochberg
Co-founder & CEO
A serial entrepreneur and investor, founded 5 companies (2 were acquired) and a VC fund.



EVERYTHING.
VEGAN.
Billion Vegans VEGAN CERTIFIED
Making vegan shopping
convenient, affordable and fun!

$ 100 min

REMIND ME (2)

What you are investing in

Future Equity (Wefunder SAFE)

~~$5M~~ **$4M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $4M valuation cap and 30% discount.

30.0% discount

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $4M in the future.

Earning a return

Learn more about SAFEs

Why you may want to invest

1. A rare business opportunity - an untapped market of 20 million vegans in the US, growing by 500% since 2014.
2. An experienced team - an extensive track record of turning ideas into successful businesses.
3. Strong execution - onboarded 4,500 products and 200 sellers within 8 months.
4. Already demonstrated product-market fit - 1.5% customer conversion rate and 17% retention rate.
5. Vegan core values - we donate 10% of all profits to vegan organizations.

Our Ambition

The vegan community is growing, but the consumer experience is lagging, resulting in a huge underserved market, ripe for change. Supported by the growing awareness of cruelty-free, healthy and sustainable products, Billion Vegans has the potential to become an e-commerce leader. Being at the intersection between e-commerce and the vegan community, we aim to be the largest marketplace for vegans in the US and the global market, becoming the 'Amazon for vegans'.

Billion_Vegans_-_Brief_Deck.pdf

billionvegans.com

New York, New York

Why I Like Billion Vegans

I invest in companies based on two main factors: team and market opportunity. The market opportunity for Billion Vegans is huge - practically a blue ocean, but it's all about the team's ability to execute. The team must be passionate, knowledgeable, trustworthy, and most of all, resilient. Billion Vegans' team has all these and a vast experience and successful track record in execution. I'm sure they will succeed.



Nimrod May

EARLY STAGE INVESTOR: WOO.IO, SEEGNATURE (NOW REACH), CAJA ROBOTICS, VALIBER, MIFOLD, PLYMEDIA, AUDIOBURST, GETT, ZORE, QUATTROCENTO EYEWEAR, TATAU.IO, AND MORE.

THE BUZZ ABOUT BILLION VEGANS

I know the founders for many years and would have invested in anything they do. Moreover, I'm a vegetarian for many years and now on path of becoming a vegan. Billion Vegans provides a great solution to a major problem and an untapped market which is rapidly growing.



Danny Hadar

Early stage investor: Managing partner at Soluna Ventures

I will buy what I can from this site. It seems like a really awesome initiative. Thank you for all the time and effort and finally giving people a safe place to shop!!

Cordelia White

Customer

Love this website, a vegan's go-to. Just what was needed, the timing is perfect.

Scott David Renwick

Customer

They carry everything! The FUTURE will be VEGAN!!!

Julia Barrett

Customer

Great group and a goal we can obtain. One Billion Vegans. Count me in!

Paul Resnick

Customer



Why the Global Rise in Vegan and Plant-Based Eating Isn't A Fad (600% Increase in U.S. Vegans + Other Astounding Stats)

Get an overview of vegan statistics from around the world. See why so many people are going vegan and eating plant-based - from athletes to celebrities to everyday people. The rise of plant-based diets is here to stay. Diets that limit or exclude meat,

January 18, 2018 @ foodrevolution.org



'Going vegan' is predicted to be the biggest food trend of 2018

The results from this year are a good insight into the future consumer trends and while convenience will continue to be key for consumers next year and beyond, we know that they are increasingly looking for more diverse, healthy, gluten free and
January 1, 2018 @ riseofthevegan.com



11 Vegan Statistics from 2017, The Best Year for Veganism So Far

2017, what a year it has been - especially for veganism. As we head into the new year, it's a good time to reflect on what's happened in the past 365 days, and get excited for what's to come in 2018.
December 31, 2017 @ livekindly.co



19 million vegans in US, report claims

The astronomical rise was reported in the Top Trends in Prepared Foods in 2017 report, compiled by market research group Global Data. It showed that six per cent of people in the US are now vegan versus just one percent three years ago.
June 30, 2017 @ vegantradejournal.com

The Largest Online Vegan Marketplace

Being vegan is more than just a dietary choice, it's a lifestyle change. Over 20 million consumers in the US are vegans, growing from 1% to 6% in just four years. But it's no easy feat being a vegan shopper when you have to scour the web for hours, searching for vegan products, read the fine print to verify ingredients, then contact the sellers for more information only to discover that the product isn't really vegan.

That's why we started Billion Vegans. Founded by vegans, we're a one-stop-shop online vegan marketplace with vegan certified products. We do the research and the authentication, so our customers don't have to.


EVERYTHING.
VEGAN.
Shop where everybody shares your values.
VEGAN CHEESE
FAVORITES FOR $10 OR LESS
VEGAN CHOCOLATE

Billion Vegans on desktop and mobile.

4,500 Products and Growing Fast

Attracting sellers to a new platform is challenging but in less than a year we've managed to partner with established brands like Clif, Silk, Annie's Naturals and more. We host over 200 sellers offering more than 4,500 products, ranging across all categories, including grocery, fashion, cosmetics, home supplies, and more. Unlike most of our competitors, we rigorously certify our sellers and products to ensure that they are indeed vegan so that our customers can have a better, more convenient, shopping experience.

Popular brands on our site.

Competitors

Our best-known and significant competitor is Amazon. They have only 5,000 vegan products but aren't equipped to thoroughly certify that their products are actually vegan. In fact, while onboarding products we discovered that many "vegan" products that are sold on Amazon aren't actually vegan.



Vegan
VeganEssentials
VeganCuts
BILLION VEGANS
Online Store
Marketplace
THRIVE MARKET
iHerb
amazon
None Vegan

Competitive landscape.

Our Progress So Far

We started about a year ago with building the platform and a few months later we began onboarding sellers and products. About three months ago we reached the inventory critical mass and started experimenting with low budget marketing campaigns to optimize our platform and validate our business model. Currently, we're spending about $1,000 on marketing and having sales of about $2,500 - that's a 250% return on marketing investment. Because there is no market cap and assuming the ratio stays the same, if we spent $100K on marketing, we would have seen $250K in sales. moreover, the high retention and further marketing optimization may radically improve this ratio.

With this raise, if we hit our minimum goal of $100K, about 70% of your investment will go to marketing, 25% to operations and 5% to Wefunder fees. If we hit our maximum goal of $1,070,000, 50% of your investment will go to marketing, 45% to operations and 5% to Wefunder fees.

All our systems are ready for a massive scale-up. Your investment will help us get there.



Jul 2017
Began building the marketplace
Nov 2017
Soft lauch and started onboarding sellers
Jan 2018
Raised a pre seed round of $300,000
May 2018
Onboarded 4,500 products from 200 sellers
Jun 2018
Initial marketing campaigns
Sept 2018
Wefunder campaign
Q4 2019
Start raising for a Series A

Help Us Build a Better Marketplace

Dear Investors,

I'd like to thank you for considering Billion Vegans as an investment. I've been in the startup game for quite some time, both as an entrepreneur and as an investor, and what I learned over the years is that choosing a good investment, while must be backed by a solid business opportunity, must start from passion, from the heart. If these two - passion and a growing market - sit well together, there just might be a chance of winning. This is how I feel about Billion Vegans, and I hope I can convince you to feel what I feel, and see what I see.

My first and true passion in life is my six kids, two of which are rescue dogs, whom I love very much. Two years ago, quite by mistake, I ran into a video about the dog-eating festival in China. It didn't take me very long to turn vegan. As a very rational person, an engineer at heart, I've done my research, and I learned about the major health and environmental aspects of the meat industry, far beyond animal welfare. After changing my life, I decided to take my passion for veganism and use it to create something bigger. Billion Vegans was born out of my belief that within 20 years, most of the world could and will be vegan, and I am happy that I am devoting my life to making that happen. Even more so, I feel so lucky that I can combine my passion for veganism and my ability and experience to developing new ventures.

We started Billion Vegans out of personal experience. To maintain a vegan lifestyle I had to spend hours browsing the web, searching for products, reading the fine print, sometimes needing to reach out to the sellers for further information, tracking orders from multiple sites, often contacting customer service, and sometimes getting products that weren't actually vegan. The availability, variety, pricing, and quality fell short, compared to my shopping experience before becoming vegan. Being a vegan consumer isn't easy and we decided to change it. We build Billion Vegans as we want it to be for ourselves as consumers.

And so far, it seems that we are on the right track. We're seeing that the need is real, shared by many and that the solution fits the need. The community embraces us. The stats are staggering - 6 out 7 people who try to be vegan, revert. We aim to change it, making it easier, affordable and fun, for everyone.

To summarize: if you are vegan - it's an opportunity to impact your own life and the world, and if you are not vegan (yet) - I hope we convinced you that Billion Vegans is a great investment.

Thank you for your consideration,
Alon Hochberg

High Retention Rate Means Great Product-Market Fit

Three months ago we started marketing and these are the results

17%	1.5%	$22	$75	$42
customer retention rate	customer conversion rate	customer acquisition cost	extrapolated customer lifetime value	average order value

Market Size


500%
growth
since 2014
20M
vegans
$30B
annual online
shopping

Business Model

	Current	Next
Commission	Marketplace - 20%	Wholesale - 40% White Label - 60%
Logistics	Dropship	Store & Fulfil
Boxes		Starter Kits Subscription
Loyalty Program		Karma Point Credit Card

Meet the Founders

Extensive and Successful Track Record



Alon Hochberg

Co-founder & CEO

A serial entrepreneur and investor, founded 5 companies (2 were acquired) and a VC fund.



Amir Lavi

Co-founder & CPO

Founder of 3 companies with a vast experience in managing products for global marketplaces.

Interview

– COLLAPSE ALL

WF: What is Billion Vegans?

BV: It's a one-stop-shop online vegan marketplace where you can get all the vegan products you want in one place.

WF: How did the idea for Billion Vegans come about?

BV: About two years ago, I became vegan and I had to change everything from food, through clothing and home supplies, all the way to our dogs' food. I was living in Israel, which is considered a vegan heaven, but it's still was very challenging, tedious and agonizing process.

There are hundreds of online stores that sell vegan products but that was challenging as well. I had to go from one store to another, read the fine print to verify that the products are actually vegan and that the seller could be trusted. Then I had to make the purchases, track the shipments, and in some cases, contact customer support. It was very time consuming and frustrating. What I needed was a place I could go to every few days to buy everything I needed, from food to household products to shoes. The answer was a one-stop-shop where I can trust everything I buy.

As an entrepreneur, I understood the severity of the problem, It's impact on the vegan world and the size of the business opportunity, and decided to do it myself.

WF: What were your entrepreneurial ventures before this?

BV: I'm what you call a serial entrepreneur. I have started five companies before. Three of them were enterprise software companies, one was an internet company, and the other was a medical device company. I sold two of them, and then I started the venture fund that specializes in advertising technologies and invested in 8 companies.

Then, due to some personal circumstances, I took about two years off, and came back and started a medical cannabis research venture in Colorado. Then, two years ago, I became vegan, my life took a turn, and now I'm devoting my life to promoting veganism.

My strongest suit is forming a vision and executes upon it intensively until it becomes a reality.

WF: What is your vision for the growth of the company?

BV: Our intention is to offer most vegan products available and to be the largest marketplace in the US for vegans, and then to expand into other countries. The vegan community will continue to grow, and so will our marketplace. Our vision is to be at the intersection between e-commerce and the vegan community, promoting vegan brands, small and large, representing the community's needs, and promoting the vegan lifestyle.

WF: What are your best qualities as a company?

BV: We share the same values and passion with our customers, sellers, and employees. It makes the operation much more streamlined and frictionless. For example, both sellers and customers are much more tolerant to our fuck-up;) In addition, we are part of the community, represent the needs and challenges of both our customers and sellers, and could reach a very high level of trust and loyalty.

WF: How do values play into your business?

BV: We care about the same things as our customers. We review every product and seller to be able to provide additional information about the products (organic, non-GMO, includes palm-oil, etc.) and sellers (are they vegan, do they sell only vegan products, etc.). That's important for vegans. We also donate 10% of our profits to vegan organizations that promote veganism.

WF: Does the vegan community have any special characteristics that you can utilize for scaling your business?

BV: The vegan community is a unique one. Its members are conscious about animal welfare, health and/or environment. They made personal sacrifices and are highly committed. However, we are still a minority and the challenges we are facing are enormous. We must join forces in making our own lives and the world better, and it's within our reach. Billion Vegans is highly committed to partnerships across the whole ecosystem, with customers, sellers, distributors and service providers. We share the same values, the same challenges, and the same dreams. Working together, coordinating efforts and sharing resources, we will conquer. It's a major challenge and a huge business in its infancy, with a place for everybody. Currently, we established great partnerships with numerous NGOs and companies that promote veganism and it proves to be mutually beneficial.

WF: How do you plan to spend the money you raise?

BV: Mostly on marketing. We're going to continue with onboarding sellers and products through the rigorous vegan-certification process and with improving the product, but mostly it's going to go to marketing in all venues, focusing on branding and sales.

WF: What are the strengths of your team and would you add anyone?

BV: We are all entrepreneurs with vast experience in turning a vision into a reality (aka execution), each in his/her domain. That means that we have the commitment, perseverance, and flexibility that is a must in the rollercoaster-like journey of an early stage startup. We have a very strong product and technology teams, both with relevant experience in e-commerce. That is how we were able to be so fast and effective in building the marketplace and the inventory. However, when it comes to marketing, we weren't able to recruit the people we need with our current resources, and this will be our first hire.

WF: How did you start the company and what does the progress look like?

BV: It started a year ago. We spent a few months in building the platform and eight months ago, we started building the inventory, onboarding sellers and products. Usually, this phase takes much longer, but most of the sellers are vegan as well and were very happy to come on board.

About three months ago, we started low-budget marketing campaigns intending to explore various marketing methodologies and optimize the platform. We were surprised to see how engaging and viral the community became in such a short time. The retention is more than 17% and the conversion rate is about 1.5%. Customer Acquisition Cost (CAC) is currently about $22 but is expected to drop below $10. The Average Order Value (AOV) is about $42 and expected to grow to at least $50. This is with only preliminary and basic optimization and marketing, and without the accumulated impact of the high retention.

Currently, all systems have been thoroughly checked and are ready for a massive scale-up. Now we market.

WF: How big is the need for stores that cater to vegans?

BV: Over the last four years, the number of vegans has grown by 600% from 1% of the population to 6%. There are currently around 20 million vegans in the States and the number keeps growing rapidly. Many more are trying to be vegan, believe in the vegan ethics, or are interested in the health aspects of veganism, but because it's so hard to be vegan, they have not been able to commit to it.

WF: What sellers are there in this market?

BV: There are only a few competitors. One which started 20 years ago, hasn't changed much since and has only 1,500 products. A couple others are health or organic driven and offer mainly food and vitamins. And there is Amazon, the beast in the industry. However, they have only about 5,000 vegan products and are not equipped to thoroughly certify that the products are vegan. Indeed, many of the products they are offering as 'vegan' were checked by us and found to be not vegan. Moreover, as we sometimes use Amazon for shipments, some customers told us that they don't want to get anything from Amazon and are willing to pay more but get it from us. According to surveys we've conducted among potential customers about the main reason to purchase on a specific online store - 21% answered that it's that all products are vegan and 16% that it's vegan certified by a trustworthy organization. The result is that 37% will not buy on Amazon, even if the selection and prices are the same.

WF: How do you measure success?

BV: Beyond revenues and profits, we will measure our success by contribution to the improvement in animal welfare, in our customers' health and in the environment. A large and dominant marketplace could make a major impact on these and serve as a busienss engine behind many suppporting initiatives.

WF: Can you talk about revenue numbers since you started?

BV: We just started marketing three months ago. We are currently spending about $1,000 on marketing, and the Gross Merchandise Value (GMV) is about $2,500. Until now, we couldn't afford a larger marketing budget. Still, we already have hundreds of customers, and although it's not a large number, the KPIs are above industry standard and constantly improving. Soon after the funding round, we will significantly increase the marketing budget, while continue on improving the KPI's, targeting to reach our 12 months benchmarks which will position us in the lead and pave our way to a large A-round.

WF: What are your customer acquisition costs and the lifetime value?

BV: Currently, the Customer Acquisition Cost (CAC) is $22. It dropped rapidly, and we're quite sure that it's going to drop to about $10 through marketing and social media, establishing more brand awareness and credibility. We can't measure the lifetime value yet as we can't extrapolate on such a short period. However, the retention, which could provide a good indication on the lifetime value (LTV), is very high. It's about 17% within a very short time. For the business plan, as a conservative guesstimation, we assume 6 purchases of $50 and a commission of 25%, which results in an LTV of $75.

WF: When you think about expanding this over the next year or five years, what is it going to take to become a massive business?

BV: The marketplace "machine" already works fairly well and will continue to improve over time. It all comes to our marketing budget. We will use the current funding round to reach a significant traction while validating our scalability and KPIs. Then we will have a large funding round that will take us all the way to profitability, and to a leading position in the market.

WF: Can you tell me the state of the vegan market right now? How has it been growing and how do you see it evolving over the next few years?

BV: The vegan market has been changing dramatically over the last few years. From a fanatic minority, it became a mainstream lifestyle. It has grown by 500% since 2014, from 1% of the population to 6%. The reasons range from a greater awareness of its animal welfare, health, and environmental impact all the way to an alignment with the millennials' mindset. In combination with the growth of e-commerce, the vegan online shopping represents a market of $30 billion, highly diversified and underserved.

The resources that are currently invested in meat/dairy/eggs plant-based replacements are growing rapidly as well. Soon, the availability, variety, and quality of these products will be sufficient. Once their prices drop below the prices of the products they are replacing, we will reach a tipping point in which the economic aspect will switch most of the population into veganism - not because of the ethics, health or ecology aspects, but because of the costs.

I truly believe that within 20 years, the world is going to be practically vegan.

WF: What questions do investors usually ask you?

BV: Many questions revolved around Amazon, but we believe we have a good answer...

Most people are aware that the vegan community is growing rapidly as it becomes mainstream and a trendy lifestyle. However, they aren't aware of the magnitude of this trend and the fact that it's the fastest growing community in the world. People that aren't vegan are asking about the vegan lifestyle as they don't know how challenging and time-consuming is maintaining it. They are not aware of the severity of the problem and the fact that the market currently is totally underserved.

Another repeating question, which I've been asked in every one of my ventures (and I'm asking when I'm investing in a venture;) is: "How come there is nothing like this already?". Well, we don't have a good answer for this. It's probably a combination of the rare ability to see ahead of the curve, the fact the most relevant companies are busy with their agenda, the corporations' strategy in regards to internal innovation and most of all - luck.

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1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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